UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 10, 2010

Home Federal Bancorp, Inc. of Louisiana
(Exact name of registrant as specified in its charter)

Federal	000-51117	86-1127166
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

624 Market Street, Shreveport, Louisiana		71101
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(318) 222-1145

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           On March 10, 2010, Mr. Timothy W. Wilhite was appointed to the Board of Directors of Home Federal Bank ("Bank") as well as the Boards of Home Federal Mutual Holding Company of Louisiana and Home Federal Bancorp, Inc. of Louisiana ("Company"), the mutual holding company and mid-tier holding company for the Bank, respectively.  As of the date hereof, no decision on committee appointments has been made. Mr. Wilhite is Chief Financial Officer and General Counsel of Wilhite Electric Co., Inc., Bossier City, Louisiana and Of Counsel to the firm of Downer, Huguet & Wilhite, LLC, Shreveport, Louisiana. Mr. Wilhite has not engaged in any transactions with the Company or any of its subsidiaries that would be required to be reported under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

(e)           Not applicable.

(f)            Not applicable.

Item 7.01           Regulation FD Disclosure

On March 16, 2010, the Company issued a press release announcing the appointment of Mr. Wilhite as a director of the Company.  For additional information, reference is made to the Company's press release, dated March 16, 2010, which is included as Exhibit 99.1 hereto and is incorporated herein by reference thereto.  The press release attached hereto is being furnished to the Securities and Exchange Commission and shall not be deemed to be "filed" for any purpose except as shall be expressly set forth by specific reference to such filing in other filings of the Company into which it may be incorporated.

Item 9.01            Exhibits

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

           (d)           The following exhibit is filed herewith.

Exhibit Number	Description
99.1	Press Release dated March 16, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOME FEDERAL BANCORP, INC. OF LOUISIANA

Date:	March 16, 2010	By:	/s/Daniel R. Herndon
Daniel R. Herndon
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated March 16, 2010